DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED March 31, 2011 AND 2010
(Stated in US Dollars)

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
CONSOLIDATED BALANCE SHEETS
FOR THE THREE MONTHES ENDED March 31, 2011 AND December 31, 2010
(Stated in US Dollars)

	Notes	March31,	December31,
		2011	2010
ASSETS		$	$
Current assets
Cash		218,538	526,564
Other receivables	3	284,343	232,802
Prepaid expenses	4	2,093,349	2,065,542
Total current assets		2,596,230	2,824,908

Non-current assets
Property, Plant and Equipment, net	5	15,959,461	15,056,286
Intangible asset, net	6	345,645	358,742
Total non-current assets		16,305,106	15,415,028
TOTAL ASSETS		18,901,336	18,239,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other payables and accrued liabilities	7	2,231,993	2,035,712
Total current liabilities		2,231,993	2,035,712

Non-current liabilities
Due to directors	8	3,805,701	3,898,369
Long-term borrowings	9	7,778,659	7,851,783
Total non-current liabilities		11,584,360	11,750,152
TOTAL LIABILITIES		13,816,353	13,785,864

STOCKHOLDER’S EQUITY
Paid-in capital		1,291,934	123,913
Reserve		73,191	73,191
Retained earnings		3,776,309	4,200,339
Other comprehensive income:
Effect of foreign currency translation		97,649	56,629
Restructuring reserve		(154,100)	-
TOTAL STOCKHOLDER’S EQUITY		5,084,983	4,454,072
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY		18,901,336	18,239,936

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

	Three	Three
	months	months
Notes	ended	ended
	March 31,	March
	2011	31, 2010
	$	$
Sales	1,937,335	3,394,226
Less: Sales Tax	5,938	13,397
Net sales	1,931,397	3,380,829
Cost of sales	1,292,095	1,895,382
Gross profit	639,302	1,485,447
Administrative expenses	411,708	398,358
Other operating expense/(income)	2,671	(13,587)
Earnings before interest, taxation, depreciation , amortization	224,923	1,100,676
Interest expense	580,086	130,748
Depreciation and amortization	46,056	28,181
(Loss)/Profit before income tax	(401,219)	941,747
Income tax	15,477	34,922
Net (loss)/income	(416,696)	906,825
Other comprehensive income
- Effects of foreign currency conversion	41,020	525
Comprehensive income
	(375,676)	907,350

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

	Shares				Other comprehensive income
					Change due to	Foreign currency
				Retained	restructuring	translation
	Shares	Amount	Reserve	earnings	reserve	adjustment	Total
		$	$	$	$	$	$

Balance at December 31, 2010	-	123,913	73,191	4,200,339	-	56,629	4,454,072

Equity of legal acquirer (Dragon International))	10,000,000	1,291,934	-	(7,334)	-	-	1,284,600
Reclassification of share capital of legal acquiree		(123,913)			123,913		-
Change due to reverse acquisition	-		-		(278,013)	-	(278,013)
Net income for the three months	-	-	-	(416,696)	-	-	(416,696	)-
Foreign currency translation adjustment	-	-	-	-	-	41,020	41,020

Balance at March 31, 2011	10,000,000	1,291,934	73,191	3,776,309	(154,100)	97,649	5,084,983

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

				Foreign currency
	Paid-in		Retained	Translation
	capital	Reserve	earnings	adjustment	Total
	$	$	$	$	$
Balance at December 31, 2009	123,913	73,191	1,182,962	(36,300)	1,343,766

Net income for the three months	-	-	906,825	-	906,825
Foreign currency translation adjustment	-	-		525	525

Balance at March 31, 2010	123,913	73,191	2,089,787	(35,775)	2,251,116

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

	Three	Three
	months	months
	Ended	Ended
	March 31,	March 31,
	2011	2010
	$	$
Cash Flows from Operating Activities
Net income	(416,696)	906,825
Provided by operating activities:
Gains on retirement of intangible assets	-	16,062
Depreciation and amortization	293,874	200,828
Changes in assets and liabilities:
Other receivables	(48,938)	(263,688)
Prepaid expenses	(6,886)	-
Accounts payable	-	219,442
Other payables and accrued liabilities	168,265	(356,309)
Net cash provided(used) by operating activities	(10,381)	723,160
Cash Flows from Investing Activities
Purchase of property and equipment	(1,024,377)	(129,693)
Payments related to acquisitions of a subsidiary	(278,013)	-
Net cash used in investing activities	(1,302,390)	(129,693)
Cash flows from financing activities
Due to a director	1,151,318	-
New borrowings raised	-	175,766
Cash repayments of amounts borrowed	(151,756)	-
Net cash provided by financing activities	999,562	175,766

Effect of foreign currency translation on cash and cash equivalents	3,653	218

Net increase (decrease) in cash and cash equivalents	(309,556)	769,451
Cash and cash equivalents at beginning of year	528,094	395,733

Cash and cash equivalents at end of year	218,538	1,165,184
Supplemental disclosure of cash flow information:
Cash paid for interests	538,732	135,721
Cash paid for income taxes	64,019	34,922

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

1.	GENERAL INFORMATION

Dragon International Resources Group Co., Limited (“the Company”) was incorporated in Hong Kong on October 5, 2010. The Company is principally engaging in the holding of investments.

Yongding Shangzhai Coal Mine Ltd. (“Yongding Coal Mine”) was incorporated in the People's Republic of China ("PRC") on August 4, 2005 in Fujian province, with the principle business of coal mining and production. Yongding Coal Mine owns and operates a coal mine, located in Yongding County, Fujian Province, PRC.

As of November 1, 2010, the shareholders of Yongding Coal Mine have signed the share capital transfer agreement with the Company for the total equity interest transfer. As of December 20, 2010, Yongding Coal Mine obtained the approval from the local authority for itself to be purchased by Dragon International and transformed from a PRC registered company to a wholly-owned foreign enterprise with the same aggregate investment, registered capital and paid-in capital of RMB 1 million (the “Acquisition”). The Acquisition was completed on February 21, 2011.

Mr. Lin Longwen is also a vital member of the management of Yongding Coal Mine and is in a role of determining Yongding Coal’s business strategy and operations.

As of March 31, 2011, the shareholder of Dragon International, Li Tik transferred 94% equity interest of the Company to Lin Longwen, who is a key management member of Yongding Coal Mine, at a price of USD1,209,034 (HKD9,400,000). Lin Longwen became a major shareholder and director of the Company.

As a result of the transactions mentioned above, Yongding Coal Mine became Dragon International’s wholly-owned subsidiary and Dragon International acquired the business and operations of Yongding Coal Mine. However, the business and operations of the Group are conducted solely through Yongding Coal Mine.

In light of the fact that Mr. Lin Longwen, management of Yongding Coal Mine (legal acquiree) became a major shareholder of Dragon International (legal acquirer), the acquisition was deemed as a reverse acquisition.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The Group's financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The financial statements of the Company and its subsidiaries (together “the Group”) are presented in US dollars.

According to the division of Corporation Finance Financial Reporting Manual 1170.1, financial information of a registrant’s predecessor is required for all periods prior to the succession, with no lapse in audited periods or omission of other information required about the registrant. Any interim period of the predecessor prior to its acquisition by the registrant should be audited when audited financial statements for the period after the acquisition are presented. Schedules required by S-X Article 12 are required for predecessor entities’.

The acquisition is being accounted as a reverse acquisition of Dragon International by Yongding Coal Mine, as a result, the comparative information for December 31, 2010 represents the financial performance of Yongding Coal Mine only. The income statement and statement of cash flow for the three months to March 31, 2010 represent results of Yongding Coal Mine only. Information presented for comparative purposes in the consolidated financial statements is also to be retroactively adjusted to reflect the legal parent’s (Dragon International’s) legal capital.

The basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Group, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC ("PRC GAAP"), the accounting standards used in the places of their domicile. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books of account of the Group to present them in conformity with US GAAP.

(b) Consolidation

The merger of Dragon International Resources Limited and (“Dragon”) and Yongding Shangzhai Coal Mine Co., Ltd (“Yongding Coal Mine”) has been accounted for as a reverse acquisition business combination where:
(i) Dragon is the legal parent entity to the Group; and
(ii) Yongding Coal Mine, which is neither the legal parent nor legal acquirer, is deemed to be the accounting parent of the Group.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b) Consolidation (continued)

The consolidated financial information incorporates the assets and liabilities of all entities deemed to be acquired by Yongding Coal Mine. The assets and liabilities of Dragon acquired by Yongding Coal Mine were recorded at fair value while the assets and liabilities of Yongding Coal Mine were maintained at their book value. The impact of all transactions between entities in the Group is eliminated in full.

(c) Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery. Actual results could differ from those estimates.

(d) Concentrations of Credit Risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents and amounts due from a related party. The Group places its cash with financial institutions with high-credit ratings and quality. In addition, the Group conducts periodic reviews of the related party financial conditions and payment practices.

(e) Cash and Cash Equivalents

The Group considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

(f) Property, plant and equipment

Property, plant and equipment, are stated at cost less depreciation and amortization and accumulated impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f) Property, plant and equipment (continued)

Depreciation of property, plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The estimated useful lives are as follows:

Buildings and facilities	10~20 years
Machinery	10 years
Motor vehicles	5 years
Office equipment	5 years

(g) Intangible asset

Intangible asset represents the coal mining right and is recorded at cost less accumulated amortization. Amortization is provided over the term of the right agreements on a straight-line basis with the estimated useful lives of 10 years.

(h) Foreign Currency Translation

The Group maintains its financial statements in the functional currency. The functional currency of Yongding Coal Mine and Dragon are the Renminbi (RMB) and Hong Kong dollars (HKD) respectively. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h) Foreign Currency Translation (Continued)

	2011.03.31	2010.03.31

Year end US$ : RMB exchange rate	6.5564	6.8263
Average periodic US$ : RMB exchange rate	6.6914	6.8273
Year end US$ : HKD exchange rate	7.7658	7.7638
Average periodic US$ : HKD exchange rate	7.7589	7.7709

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(i) Revenue Recognition

The Group’s revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 480). Coal sales revenues represent sales to individual customers who sold the coal to coal processing companies, power stations and steel factories. Sales revenue is recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the buyer; the price is fixed or determinable; title has passed to the buyer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured.

(j) Cost of Revenue

Cost of revenue consists primarily of labour cost, governmental charges of coal excavation and related expenses which are directly attributable to coal excavation.

(k)Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the entity's registered capital.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l) Income Taxes

The Group utilizes SFAS No. 109, “Accounting for Income Taxes,” codified in FASB ASC Topic 740, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(m) Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current components of other comprehensive income are the foreign currency translation adjustment.

(n) Environmental Remediation Costs

The Company has accrued costs yearly associated with environmental remediation obligations on amount stipulated in an environmental recovery agreement signed with the Ministry of LR. The accruals are settled yearly for actual payment on environmental remediation costs. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Recent Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4, DETERMINING FAIR VALUE WHEN THE VOLUME AND LEVEL OF ACTIVITY FOR THE ASSET OR LIABILITY HAVE SIGNIFICANTLY DECREASED AND IDENTIFYING TRANSACTIONS THAT ARE NOT ORDERLY (“FSP 157-4”). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption. The adoption of the provisions of FSP 157-4 is not anticipated to materially impact on the Group’s results of operations or the fair values of its assets and liabilities.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on the Group’s financial position, results of operations and cash flows. Effective from February 24, 2010, the Group adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated. The adoption of the ASU did not have a material impact on the Group’s financial position, results of operations and cash flows.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Recent Accounting Pronouncements (Continued)

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels: authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure. The adoption of SFAS 168 did not have a material impact on the Group’s financial position, results of operations and cash flows.

In August 2009, the FASB issued ASU No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability. The amendments in this Update clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009. The amendments of ASC 820 did not have a material impact on the Group’s financial position, results of operations and cash flows.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009. The adoption of ASU No. 2009-06 did not have any impact on the Group's financial position, results of operations and cash flows.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Recent Accounting Pronouncements (Continued)

In October 2009, the FASB issued ASU No. 2009-13 “Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force” that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. The ASU is effective beginning January 1, 2011. While the Group does not believe this Update will have a material impact, it is currently evaluating the impact of this update on the Group's financial statements.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Recent Accounting Pronouncements (Continued)

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”. This update provides amendments to Subtopic 820-10 that required new disclosures for 2 situations. i) A report entity should disclose separately the amount of significant transfer in and out of Level 1 and 2 fair value measurements and describe the reasons for the transfers. ii) In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuance, and settlements. None of the new pronouncements has current application to the Group.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”. This Update provides amendments to i) An entity that either (a) is an SEC filer or (b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued. ii) The glossary of Topic 855 is amended to include the definition of SEC filer. iii) An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. iv) The glossary of Topic 855 is amended to remove the definition of public entity. v) The scope of the reissuance disclosure requirements is refined to include revised financial statements only. None of the new pronouncements has current application to the Group.

In May 2010, the FASB issued ASU No. 2010-19 “ Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates (SEC Update)”. The purpose of this Update is to codify the SEC Staff Announcement made at the March 18, 2010 meeting of the FASB Emerging Issues Task Force (EITF) by the SEC Observer to the EITF. The Staff Announcement provides the SEC staff’s view on certain foreign currency issues related to investments in Venezuela. None of the new pronouncements has current application to the Group.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

3.	OTHER RECEIVABLES

Other receivables mainly consist of loans to third parties, which are interest free, unsecured and repayable on demand.

4.	PREPAID EXPENSES

Prepaid expenses mainly consist of construction fee advance to third-party contractors, which will be transferred to construction in progress once the material arrived or expenses occurred.

5.	PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	March 31, 2011	December 31, 2010
	$	$
Cost
Buildings and facilities	13,057,790	10,502,775
Machineries	4,527,236	4,404,916
Motor vehicles	185,916	184,055
Office equipments	53,994	37,387
Construction in progress	171,739	1,668,128
Total	17,996,675	16,797,261

Accumulated depreciation	(2,037,214)	(1,740,975)

Property, plant and equipment, net	15,959,461	15,056,286

Depreciation for the three months ended March 31, 2011 and 2010 were $278,634 and $200,856, respectively.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

6.	INTANGIBLE ASSET

The following is a summary of intangible asset:

	March 31,	December 31,
	2011	2010
	$	$
Cost
Coal mining right	668,995	662,298
Accumulated Amortization	(323,350)	(303,556)

Intangible asset, net	345,645	358,742

On April 6, 2006, Yongding Coal Mine applied to the Fujian Ministry of Land and Resources PRC (“Ministry of LR”), for the underground coal mining right in Shangzhai Village, Yongding Town, Fujian Province, southwestern of China, covering an area of around 5,741.3 square metres. The mine is accessible by both railway and public roads. At the end of 2006, total remained coal resources were estimated by the Huaxia Institute to be 5.535 million tons within the valid mining permit and the remained mineable coal reserve was estimated to be 3.098 million tons. At the end of 2009, total remaining coal reserve was estimated by Wardrop Engineering Inc. to be 1.354 million tons, including proven reserve 416K tons and Probable reserve 938K tons with 15-year mine life. The existing mining license area is estimated to contain about 621K tons of measured resources, 1.4 million tonnes of indicated resource and 1.6 million tons of inferred resources. The proposed expansion license area is estimated to contain about 3.1 million tons of measured resources, 9.3 million tons of indicated resources and 32.5 million tons of inferred resources.

As of December 28, 2006, the governmental reply from Fujian Economic and Trade Committee stated the retain reserve of the mine is 6.32 million tons and the legally producible reserve for Yongding Coal Mine is 3.59 million tons, with the annual capacity of 90K tons for 26.6 years.

The total consideration for the coal mining right is RMB4.39 million by installment for the available period from April, 2006 to April 2016. Yongding Coal Mine can apply for the extension on coal mining right 30 days before the maturity. The price is determined by the local mining bureau from which Yongding Coal Mine acquired its mining rights, based in part on market price set by the Ministry of LR.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

6.	INTANGIBLE ASSET (Continued)

Amortization was approximately $16,725 and $16,064 for the three months ended March 31, 2011 and 2010, respectively.

7.	OTHER PAYABLES

The following is a summary of other payables and accrued liabilities:

	March 31,	December 31,
	2011	2010
	$	$
Interest payable	611,957	564,307
Coal mining right payable	427,064	422,788
Environmental protection and Safety payable	356,469	398,917
Salary and welfare payable	278,006	259,545
Pension benefit payable	128,967	100,057
Construction fee payable	300,448	119,749
Accrued audit and consultant fee	94,325	107,649
Other payable	34,757	62,700
	2,231,993	2,035,712

As of December 27, 2010, Yongding Coal Mine applied for the postponed payment of the coal mining right within the available period. As of January 12, 2011, Yongding Coal Mine had received the approved certificate from the Fujian Ministry of LR.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

8.	Due to a director

	March 31,	December
	2011	31, 2010
	$	$
Due to a director-Lin Longwen	3,805,701	3,898,369

9.	LONG-TERM BORROWINGS

The following is a summary of Long-term borrowings:

	March 31,	December
	2011	31, 2010

	$	$
Loans from personal bearing interest at 2.5% per month, unsecured	7,778,659	7,851,783

Less: Current portion	-	-

Long-term borrowings	7,778,659	7,851,783

The unsecured long-term borrowings were obtained from Mr. Chen Yongle. Accordance to a supplementary agreement entered with Mr. Chen Yongle, he will consider converting his loans into shares of Yongding Coal Mine at a condition to be renegotiated after Yongding Coal Mine obtained approval for listing in the US capital market and also approval from the new investors, if any.

10.	INCOME TAX

According to the local tax law in Yongding Town, Fujian Province, PRC, the income tax of coal industry is calculated by weight of exploitation, claiming $0.8(RMB5.5) per ton since March 31, 2008.

11.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Group had no material transactions with its related parties during the periods presented.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Stated in US Dollars)

12.	ENVIRONMENTAL CONCERN

The Group’s major operating unit Yongding Coal Mine obtained the eight commercial seams, numbered 3, 5, 7, 9, 23, 24, 28 and 28#, located in the coal mine zone in Shangzhai village, Fujian Province with no water on the earth’s surface and the residential area is far from the coal mine zone. As of November 25, 2009, the Ministry of LR signed the environmental recovery agreement with Yongding Coal Mine for the management of environmental recovery of the coal mine in time, with the deposit by RMB3.86 million. As of the three months ended March 31, 2011 and 2010, the amounts of environmental protection fee for Yongding Coal Mine were $24,538 and $42,052.

13.	EVENTS AFTER THE BALANCE SHEET DATE

(i) On April 12, 2011, the Group entered into a share exchange agreement with SGB International Holdings Inc. (“SGB”), a US listed company.

Pursuant to the terms of the share exchange agreement, SGB agreed to purchase all of the issued and outstanding shares in the capital of the Group from its shareholders. In exchange, SGB agreed to issue to the shareholders of the Group 220,522,000 common shares.

On May 11, 2011, SGB acquired Dragon International pursuant to the share exchange agreement dated April 12, 2011 and Mr. Lin Longwen and Mr.Huang Peifeng became the directors of SGB in connection with the reverse acquisition of Dragon International.

(ii) As set out in Note 6, period for the coal mining right as approved by the government is from April, 2006 to April 2016.

As of May 13, 2011 Yongding Coal Mine renewed the coal mining right for the area extension from 5.74 square meters to 6.83 square meters. The usage period for coal mining right is also renewed up to May, 2021.